                                                                      Exhibit 99

[ALLIED COMMPANY LOGO]


CONTACT:  DANIEL C. DUNN
          CHIEF FINANCIAL OFFICER
          314/771-2400



                  ALLIED HEALTHCARE DROP IN FOURTH QUARTER NET
                           DRAGS DOWN FY 2006 RESULTS

                        - FOURTH QUARTER 2006 DECLINE DUE TO FAVORABLE 2005 TAX ADJUSTMENT, HIGHER MATERIAL COSTS

                        -     FY 2006 SALES INCREASE SLIGHTLY, BUT ORDERS
                              DECLINE




ST. LOUIS, September 7, 2006 - Allied Healthcare Products, Inc. (NASDAQ: AHPI) reported that its net income fell about 58 percent to $629,000, or 8 cents per share, in the fourth quarter ended June 30, 2006, versus $1.5 million, or 19 cents per share, in the fourth quarter of 2005.

      For the year, net income declined about 30 percent to $1.6 million, or 21 cents per share, compared to $2.3 million, or 30 cents per share, for fiscal 2005.

      Although sales for the quarter increased slightly, to about $14.5 million from $14.2 million the previous year, orders for the fourth quarter of 2006 slipped by about 2.6 percent compared to the 2005 period.

      Sales for fiscal 2006 increased by almost $1.4 million to about $57.5 million from $56.1 million the previous year. Orders for 2006 fell about 6 percent from 2005 levels.

      The comparison of fourth quarter 2006 to previous year quarterly results is distorted by the effects of a tax adjustment taken in 2005's fourth quarter and a subsequent tax adjustment in 2006's fourth quarter. The 2005 adjustment accounted for a 12 cent increase in earnings per share for the fourth quarter of 2005. The subsequent tax adjustment in 2006's fourth quarter, resulting from a favorable settlement of state tax contingencies, was of smaller magnitude and added 4 cents earnings per share.

      Increased material costs were the second largest drag on fourth quarter results. Led by a 77 percent jump in the price of copper, which is a major component of the brass fittings used in many Allied products, material costs in the fourth quarter increased more than 7 percent over those of 2005. Higher material costs accounted for 5 cents of the quarter's decline in earnings per share.

      Calling 2006 results "disappointing, particularly because of our poor sales performance," Allied President and CEO Earl Refsland said the company would emphasize increased sales in 2007 and seek to recover higher costs through price adjustments where possible.

      The company's operations focus in 2007 will be automation and other projects that reduce operating costs, Refsland said.

      Allied Healthcare Products, Inc. is a leading manufacturer of respiratory care products, medical gas equipment and emergency medical products used in a wide range of hospital and alternate care settings.

"SAFE HARBOR" STATEMENT: Statements contained in this release that are not historical facts or information are "forward-looking statements." Words such as "believe," "expect," "intend," "will," "should," and other expressions that indicate future events and trends identify such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome and future results of operations and financial condition to be materially different than stated or anticipated based on the forward-looking statements. Such risks and uncertainties include both general economic risks and uncertainties, risks and uncertainties affecting the demand for and economic factors affecting the delivery of health care services, and specific matters which relate directly to the Company's operations and properties as discussed in its periodic filings with the Securities and Exchange Commission. The

Company cautions that any forward-looking statement contained in this report reflects only the belief of the Company or its management at the time the statement was made. Although the Company believes such forward-looking statements are based upon reasonable assumptions, such assumptions may ultimately prove inaccurate or incomplete. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made.



                                       ##

                        ALLIED HEALTHCARE PRODUCTS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)



                                      Three months ended                   Twelve months ended
                                            June 30,                             June 30,
                              -----------------------------------  ----------------------------------
                                    2006               2005               2006              2005
                              ----------------   ----------------  -----------------  ---------------

Net sales                       $ 14,462,919       $ 14,184,419       $ 57,545,589       $56,120,150
Cost of sales                     11,161,944         10,285,548         43,292,746        41,669,290
                                ------------       ------------       ------------       -----------
Gross profit                       3,300,975          3,898,871         14,252,843        14,450,860

Selling, general and
administrative expenses            2,918,066          2,844,236         12,112,624        11,843,037
                                ------------       ------------       ------------       -----------
Income from operations               382,909          1,054,635          2,140,219         2,607,823


Interest expense                          --              4,849                 --           123,076
Interest income                      (17,002)                --            (52,988)               --
Other, net                             8,904             10,041             37,758            42,604
                                ------------       ------------       ------------       -----------
                                      (8,098)            14,890            (15,230)          165,680
                                ------------       ------------       ------------       -----------

Income before provision
(benefit) for income taxes           391,007          1,039,745          2,155,449         2,442,143

Provision (benefit) for
income taxes                        (238,345)          (473,644)           506,845           100,779
                                ------------       ------------       ------------       -----------
Net income                      $    629,352       $  1,513,389       $  1,648,604       $ 2,341,364
                                ============       ============       ============       ===========

Basic earnings per share        $       0.08       $       0.19       $       0.21       $      0.30
                                ============       ============       ============       ===========

Diluted earnings per share      $       0.08       $       0.19       $       0.20       $      0.29
                                ============       ============       ============       ===========

Weighted average shares
outstanding - basic                7,852,077          7,829,577          7,840,858         7,821,943

Weighted average shares
outstanding - diluted              8,081,626          8,085,599          8,066,311         8,080,890

                        ALLIED HEALTHCARE PRODUCTS, INC.
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)



                                                                                  June 30, 2006           June 30, 2005
ASSETS
Current assets:
  Cash and cash equivalents                                                        $  2,696,324           $    317,775
  Short-term investments
  Accounts receivable, net of allowances
  of $430,000 and $565,000, respectively                                              7,429,355              7,215,799
  Inventories, net                                                                   11,491,305             10,775,550
  Other current assets                                                                  224,853                168,431
                                                                                   ------------           ------------
   Total current assets                                                              21,841,837             18,477,555
                                                                                   ------------           ------------
  Property, plant and equipment, net                                                 11,252,934             11,308,866
  Goodwill                                                                           15,979,830             15,979,830
  Other assets, net                                                                     255,845                330,969
                                                                                   ------------           ------------
   Total assets                                                                    $ 49,330,446           $ 46,097,220
                                                                                   ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                 $  3,208,699           $  2,110,599
  Other accrued liabilities                                                           2,834,495              2,940,763
  Deferred income taxes                                                                 689,942                711,416
  Deferred revenue                                                                      465,000                465,000
                                                                                   ------------           ------------
   Total current liabilities                                                          7,198,136              6,227,778
                                                                                   ------------           ------------

Deferred revenue                                                                      1,472,500              1,007,500
                                                                                   ------------           ------------

Commitments and contingencies

Stockholders' equity:
  Preferred stock; $0.01 par value; 1,500,000 shares
   authorized; no shares issued and outstanding                                              --                     --
  Series A preferred stock; $0.01 par value; 200,000 shares
   authorized; no shares issued and outstanding                                              --                     --
  Common stock; $0.01 par value; 30,000,000 shares
   authorized; 10,155,569 shares issued at June 30, 2006 and 10,133,069 shares issued at June 30, 2005; 7,852,077 outstanding at June 30, 2006
   and 7,829,577 shares outstanding June 30, 2005, respectively                         101,556                101,331
  Additional paid-in capital                                                         47,258,182             47,109,143
  Retained earnings                                                                  14,031,500             12,382,896
  Less treasury stock, at cost; 2,303,492 shares at June 30, 2006
   and June 30, 2005, respectively                                                  (20,731,428)           (20,731,428)
                                                                                   ------------           ------------
   Total stockholders' equity                                                        40,659,810             38,861,942
                                                                                   ------------           ------------
   Total liabilities and stockholders' equity                                      $ 49,330,446           $ 46,097,220
                                                                                   ============           ============